EXHIBIT 99.1

APPROVED BY:	Rick Coté
Executive Vice President and
Chief Operating Officer

201-267-8000

CONTACT:	Financial Dynamics

Leigh Parrish/Stephanie Rich

212-850-5600

FOR IMMEDIATE RELEASE

MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER RESULTS

Paramus, NJ – June 9, 2009 – Movado Group, Inc. (NYSE: MOV), today announced first quarter results for the period ended April 30, 2009.

First Quarter Fiscal 2010

•	Net sales in the first quarter of fiscal 2010 were $67.6 million compared to $101.4 million. Net sales for the quarter included $4.3 million of sales of excess discontinued product.
•

Gross profit was $37.0 million, or 54.8% of sales, compared to $65.0 million, or 64.2% of sales last year. Excluding excess discontinued product sales, adjusted gross margin in the first quarter was 59.7% of sales.

•	Operating expenses decreased $15.3 million, or 24.1%, to $48.1 million versus $63.4 million last year.
•	A net loss of $9.0 million, or $0.37 per fully diluted share, was recorded in the first quarter of fiscal 2010 versus net income of $1.2 million, or $0.05 per fully diluted share, last year.

Efraim Grinberg, President and Chief Executive Officer, stated, “Considering the ongoing difficult economic environment, we are pleased with our first quarter performance. In our seasonally smallest quarter, we experienced a sales decline but maintained a solid gross margin. We also took advantage of opportunities to convert excess discontinued product into cash. This coupled with cost reduction initiatives and stringent expense management led to better than expected results for the quarter. While we continue to be challenged by our retail customers’ relentless focus on lowering their inventory, we expect to see an improvement in these trends beginning in the second half of this year as our customers start to replenish inventory ahead of the holiday season. We remain confident that our strong portfolio of brands provides a compelling value proposition to our consumer base at all levels, from the high end of the luxury watch market to the more affordable fashion watch category. The strength of our brands, along with a well-diversified global business, strongly positions Movado Group to gain market share and to benefit from improvements in the marketplace.”

Rick Coté, Executive Vice President and Chief Operating Officer, stated, “The decisive cost savings initiatives we embarked upon last year are clearly materializing in our results, as first quarter operating expenses declined 24% from the year-ago period. We continue to execute these programs, which are expected to generate annualized cost savings of between $50 million and $60 million, most of which we expect to realize this year. Additionally, as expected, we have secured a new $50 million asset-based loan agreement with Bank of America. This three year facility replaces our current domestic debt outstanding and we expect that, together with cash from operations, it will be sufficient to finance our business on an ongoing basis. At the same time, we remain focused on cash flow management and are taking significant actions to lower our inventory, the benefits of which we believe we will begin to see during the second half of the year. Importantly, we expect to return to being free cash flow positive this year. ”

Fiscal 2010 Guidance

While the economic environment remains uncertain, Movado Group now estimates fiscal 2010 fully diluted earnings per share to be approximately $0.50 compared to fully diluted earnings per share of $0.09 recorded in fiscal 2009. This guidance is predicated on an improvement in sales trends during the second half of fiscal 2010, as retailers purchase inventory in preparation for the holiday season, resulting in an expected high single-digit sales decline for the full year.

The Company’s management will host a conference call today, June 9th at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company’s website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, sources, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and Lacoste watches worldwide, and operates Movado boutiques and company stores in the United States.

In this release, the Company presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release and management believes they present information regarding the Company that is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

The Company is presenting net sales and gross margin excluding sales of excess discontinued product because the Company believes that it is useful to investors to eliminate the effect of these unusual items in order to improve the comparability of the Company’s results for the periods presented.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to: actual or perceived weakness in the U.S. and global economy and fluctuations in consumer spending and disposable income, the Company’s ability to successfully implement the new Movado brand strategy, the ability of the new Movado brand strategy to improve the Company’s net sales, profitability and other results of operations, the Company’s ability to successfully introduce and sell new products, the Company's ability to successfully integrate the operations of newly acquired and/or licensed brands without disruption to its other business activities, changes in consumer demand for the Company’s products, risks relating to the fashion and retail industry, import restrictions, competition, seasonality, commodity price and exchange rate fluctuations, changes in local or global economic conditions, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

(Tables to follow)

MOVADO GROUP, INC.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2009	2008

Net sales	$67,575	$101,353

Cost of sales	30,552	36,333

Gross profit	37,023	65,020

Selling, general and administrative expenses	48,142	63,407

Operating (loss) / income	(11,119)	1,613

Interest expense	(545)	(706)
Interest income	51	957

(Loss) / income before income taxes and noncontrolling interests	(11,613)	1,864

(Benefit) / provision for income taxes	(2,703)	567
Net income attributed to noncontrolling interest	50	48

Net (loss) / income	$(8,960)	$1,249

Net (loss) / income per diluted share	$(0.37)	$0.05
Number of shares outstanding	24,464	26,565

MOVADO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	April 30, 2009	January 31, 2009	April 30, 2008
ASSETS

Cash and cash equivalents	$74,568	$86,621	$127,475
Trade receivables, net	66,110	76,710	89,510
Inventories	241,603	228,884	231,402
Other current assets	55,185	47,863	51,417
Total current assets	437,466	440,078	499,804

Property, plant and equipment, net	62,903	66,749	71,115
Deferred income taxes	23,215	23,449	19,908
Other non-current assets	31,357	33,714	38,825
Total assets	$554,941	$563,990	$629,652

LIABILITIES AND EQUITY

Loans payable to banks	$40,000	$40,000	$—
Current portion of long-term debt	25,000	25,000	10,000
Accounts payable	19,408	20,794	27,651
Accrued liabilities	46,092	47,686	44,698
Deferred and current income taxes payable	433	430	7
Total current liabilities	130,933	133,910	82,356

Long-term debt	—	—	61,435
Deferred and non-current income taxes payable	6,527	6,856	7,078
Other non-current liabilities	19,975	22,459	25,121
Noncontrolling interest	1,855	1,805	1,913
Shareholders' equity	395,651	398,960	451,749
Total liabilities and equity	$554,941	$563,990	$629,652